Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Receives Notice Regarding NYSE Listing Criteria

PARSIPPANY, NJ – April 12, 2011 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) today announced that it has been notified by the New York Stock Exchange Regulation, Inc., that it has fallen below compliance with the New York Stock Exchange, Inc.’s (“NYSE”) continued listing standards relating to the price criteria for common stock, which requires a minimum average closing price of $1.00 per share over a consecutive 30 trading-day period.

About Jackson Hewitt Tax Service Inc.

Based in Parsippany, N.J., Jackson Hewitt Tax Service Inc. (NYSE: JTX) is an industry leading provider of full service individual federal and state income tax preparation, with franchised and company-owned office locations throughout the United States. Jackson Hewitt Tax Service® also offers an online tax preparation product at www.jacksonhewittonline.com. For more information, or to locate the Jackson Hewitt® office nearest to you, visit www.jacksonhewitt.com or call 1-800-234-1040. Jackson Hewitt can also be found on Facebook and Twitter.

Contacts:

Investors:	Media:
David G. Weselcouch Vice President, Treasury and Investor Relations 973-630-0809	Michael J. LaCosta Director of Public Relations 973-630-0680

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